EXHIBIT 3




                          Keeley Asset Management Corp.
                                       and
                             Keeley Investment Corp.
                        Executive Officers and Directors


          John L. Keeley, Jr. . .   President, Treasurer and Director

          Mary G. Filice  . . . .   Senior Vice President

          Mark Zahorik  . . . . .   Vice President

          Barbara G. Keeley . . .   Vice President, Assistant
                                    Secretary and Director

          Mary Ferrari  . . . . .   Secretary

          Emily Viehweg . . . . .   Assistant Treasurer


                         John L. Keeley, Jr. Foundation
                        Executive Officers and Directors



            John L. Keeley, Jr. . . .   President, Treasurer and
                                        Director

            Kevin M. Keeley . . . . .   Director

            Barbara G. Keeley . . . .   Secretary and Director

            Mark T. Keeley  . . . . .   Director

            John L. Keeley III  . . .   Director